UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 1, 2003



                                MAF BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                          _____________________________


          DELAWARE                     0-18121                    36-3664868
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
       of Incorporation)                                     Identification No.)

  55TH STREET & HOLMES AVENUE
   CLARENDON HILLS, ILLINOIS                                       60514
(Address of principal executive                                  (Zip Code)
           offices)


        Registrant's telephone number, including area code (630) 325-7300


                                 NOT APPLICABLE
           (Former name or former address, if changed since last year)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

         On December 1, 2003, MAF Bancorp, Inc. ("MAF") consummated its acquisition of St. Francis Capital Corporation ("St. Francis") pursuant to the Agreement and Plan of Reorganization, dated as of May 20, 2003, by and among MAF and St. Francis (the "Merger Agreement"). The merger was completed through the merger of St. Francis with and into MAF, with MAF being the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of St. Francis common stock at the effective time of the merger has been converted into the right to receive 0.79 shares of MAF common stock, resulting in the issuance of approximately 7.5 million shares of MAF common stock out of MAF's treasury shares and authorized but unissued shares. The aggregate transaction value totaled approximately $357.7 million based on the MAF closing stock price on December 1, 2003. A copy of the press release issued by MAF announcing the completion of the acquisition is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
         -----------------------------------------------------------------

         (a) Financial Statements of Businesses Acquired.

                  The Independent Auditors' Report dated October 24, 2003 and the following audited financial statements of St. Francis Capital Corporation are included herein:

                  i.       Independent Auditors' Report;

                  ii. Consolidated Statements of Financial Condition as of September 30, 2003 and 2002;

                  iii. Consolidated Statements of Income for the years ended September 30, 2003, 2002 and 2001;

                  iv. Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended September 30, 2003, 2002 and 2001;

                  v. Consolidated Statements of Cash Flows for the years ended September 30, 2003, 2002 and 2001; and

                  vi.      Notes to Consolidated Financial Statements.

         (b) The required pro forma financial information regarding the acquisition of St. Francis is not yet available and will be filed by amendment to this report no later than February 16, 2004.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
St. Francis Capital Corporation:

We have audited the accompanying consolidated statements of financial condition of St. Francis Capital Corporation and Subsidiary (the "Company") as of September 30, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of St. Francis Capital Corporation and Subsidiary as of September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 21 to the consolidated financial statements, the Company changed its method of accounting for goodwill in fiscal 2002.


                                                                    /s/ KPMG LLP

Milwaukee, Wisconsin
October 24, 2003

                 ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
                 Consolidated Statements of Financial Condition

---------------------------------------------------------------------------------------------------------------
                                                                                         September 30,
(In thousands, except share data)                                                     2003           2002
---------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks (note 3)...............................................   $    39,739     $    43,515
Federal funds sold and overnight deposits......................................           735           2,320
                                                                                  -------------  --------------
Cash and cash equivalents......................................................        40,474          45,835
                                                                                  -------------  --------------
Assets available for sale, at fair value:
    Debt and equity securities (notes 4 and 10).................................       72,956          16,596
    Mortgage-backed and related securities (notes 5 and 10).....................      569,140         618,580
Mortgage loans held for sale, at lower of cost or market (note 6)..............        19,634          65,006
Securities held to maturity, at amortized cost:
    Mortgage-backed and related securities (fair value of $64,240
        and $91,318, respectively) (notes 5 and 10).............................       64,150          90,246
Loans receivable, net (notes 6 and 10).........................................     1,205,327       1,257,466
Federal Home Loan Bank stock, at cost..........................................       112,727          90,784
Accrued interest receivable (note 7)...........................................         7,451           8,483
Foreclosed properties..........................................................         1,102           1,908
Real estate held for investment................................................        31,327          32,803
Premises and equipment, net (note 8)...........................................        31,165          29,824
Receivable for securities sales................................................             -          48,089
Other assets (notes 12 and 21).................................................        36,974          33,497
                                                                                  -------------  --------------
Total assets...................................................................   $ 2,192,427     $ 2,339,117
                                                                                  =============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits (note 9)..............................................................   $ 1,351,543     $ 1,416,979
Short term borrowings (note 10)................................................       616,950         605,236
Long term borrowings (note 10).................................................         6,819          36,827
Advances from borrowers for taxes and insurance................................         8,391           9,886
Payable for securities purchases...............................................             -          71,544
Accrued interest payable and other liabilities (notes 9 and 16)................        14,680          19,564
                                                                                  -------------  --------------
Total liabilities..............................................................     1,998,383       2,160,036
                                                                                  -------------  --------------

Commitments and contingencies (note 17)........................................             -               -

Shareholders' equity:
Preferred stock $.01 par value:
    Authorized, 6,000,000 shares
    None issued.................................................................            -               -
Common stock $.01 par value:
    Authorized 24,000,000 shares
    Issued 14,579,240 shares
    Outstanding, 9,477,226 and 9,350,873 shares, respectively...................          146             146
Additional paid-in-capital.....................................................        89,897          89,324
Retained earnings, substantially restricted (note 13)..........................       177,030         160,494
Accumulated other comprehensive income (loss)..................................        (2,267)         1,632

Treasury stock, at cost (5,102,014 and 5,228,367 shares, respectively)(note 15)       (70,762)        (72,515)
                                                                                  -------------  --------------
Total shareholders' equity.....................................................       194,044         179,081
                                                                                  -------------  --------------
Total liabilities and shareholders' equity.....................................   $ 2,192,427     $ 2,339,117
                                                                                  =============  ==============


           See accompanying Notes to Consolidated Financial Statements

                 ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income

-------------------------------------------------------------------------------------------------------------------
                                                                                  Years Ended September 30,
                                                                           ----------------------------------------
(In thousands, except per share data)                                         2003          2002          2001
-------------------------------------------------------------------------------------------------------------------
Interest and dividend income:
      Loans (note 6)...................................................      $ 77,983     $ 87,901      $ 103,631
      Mortgage-backed and related securities...........................        18,301       29,955         47,478
      Debt and equity securities.......................................         1,133        1,812          7,595
      Federal funds sold and overnight deposits........................            53           44            158
      Federal Home Loan Bank stock.....................................         6,028        3,433          2,265
      Trading account securities.......................................             -            -              8
                                                                           ------------  -----------  -------------
Total interest and dividend income.....................................       103,498      123,145        161,135

Interest expense:
      Deposits (note 9)................................................        25,911       36,287         66,239
      Advances and other borrowings....................................        29,869       31,132         41,352
                                                                           ------------  -----------  -------------
Total interest expense.................................................        55,780       67,419        107,591
                                                                           ------------  -----------  -------------

Net interest income before provision for loan losses...................        47,718       55,726         53,544
Provision for loan losses (note 6).....................................           662        3,289          5,527
                                                                           ------------  -----------  -------------
Net interest income....................................................        47,056       52,437         48,017
                                                                           ------------  -----------  -------------

Other operating income (expense), net:
      Loan servicing and loan related fees.............................         5,922        4,282          3,298
      Mortgage servicing impairment (note 21)..........................        (2,475)      (3,100)            -
      Depository fees and service charges..............................         7,867        5,586          5,318
      Securities gains, net (notes 4 and 5)............................         2,584        1,312            996
      Gain on sales of loans (note 6)..................................        19,315       12,751          6,055
      Insurance, annuity and brokerage commissions.....................         1,549        1,556          1,238
      Gain (loss) on foreclosed properties.............................           (41)          69            (17)
      Income from real estate held for investment......................         3,649        3,190          3,026
      Other income.....................................................           503          750          1,422
                                                                           ------------  -----------  -------------
Total other operating income, net......................................        38,873       26,396         21,336
                                                                           ------------  -----------  -------------

General and administrative expenses:
      Compensation and other employee benefits.........................        30,241       27,349         22,284
      Occupancy expenses, including depreciation.......................         5,085        4,907          4,718
      Furniture and equipment, including depreciation..................         4,125        3,874          4,250
      Real estate held for investment expenses.........................         3,891        3,120          3,114
      Telephone and postage............................................         1,789        1,548          1,530
      Data processing..................................................           985        1,735          1,738
      Other general and administrative expenses (note 11)..............         5,724        5,561          6,684
                                                                           ------------  -----------  -------------
Total general and administrative expenses..............................        51,840       48,094         44,318
                                                                           ------------  -----------  -------------

Income before income tax expense and cumulative effect of
     change in accounting principle....................................        34,089       30,739         25,035
Income tax expense (note 12)...........................................         9,809        8,867          6,967
                                                                           ------------  -----------  -------------
Income before cumulative effect of change in accounting principle......      $ 24,280     $ 21,872       $ 18,068
Cumulative effect of a change in accounting for derivative
     instruments and hedging activities (net of income taxes of $55)...             -            -            (84)
                                                                           ------------  -----------  -------------
Net income.............................................................      $ 24,280     $ 21,872       $ 17,984
                                                                           ============  ===========  =============
Basic earnings per share (note 14):
     Before cumulative effect of a change in accounting principle......      $   2.58     $   2.36       $   1.93
     Cumulative effect of a change in accounting principle.............             -            -          (0.01)
                                                                           ------------  -----------  -------------
                                                                             $   2.58     $   2.36       $   1.92
                                                                           ============  ===========  =============
Diluted earnings per share (note 14):
     Before cumulative effect of a change in accounting principle......      $   2.45     $   2.25       $   1.88
     Cumulative effect of a change in accounting principle.............             -            -          (0.01)
                                                                           ------------  -----------  -------------
                                                                             $   2.45     $   2.25       $   1.87
                                                                           ============  ===========  =============

           See accompanying Notes to Consolidated Financial Statements

                 ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
                     Consolidated Statements of Changes in
                  Shareholders' Equity and Comprehensive Income

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        Accumulated
                                      Shares of                                            Other
                                       Common                  Additional              Comprehensive
                                        Stock       Common       Paid-In    Retained      Income/     Treasury
                                     Outstanding     Stock       Capital    Earnings      (Loss)        Stock       Total
                                     ----------------------------------------------------------------------------------------
    BALANCE AT SEPTEMBER 30, 2000...  9,437,197       $ 146     $ 88,799    $ 130,399     $ (18,923)   $ (69,498)    $ 130,923

    Net income......................          -           -            -       17,984             -            -        17,984
    Change in unrealized gain on
         securities available for
         sale.......................          -           -            -            -        33,660            -        33,660
    Reclassification adjustment for
         gains realized in net
         income....................           -           -            -            -          (996)           -          (996)
    Income taxes....................          -           -            -            -       (12,604)           -       (12,604)
                                                                                                                     ---------
    Comprehensive income............                                                                                    38,044

    Cash dividend - $0.40 per share.          -           -            -       (3,753)            -            -        (3,753)

    Purchase of treasury stock......   (258,353)          -            -            -             -       (5,166)       (5,166)

    Exercise of stock options, net..     29,400           -           27            -             -          400           427
                                      ---------       -----     ---------  -----------    ----------   ---------     ---------
    BALANCE AT SEPTEMBER 30, 2001...  9,208,244       $ 146     $ 88,826   $  144,630     $   1,137    $ (74,264)    $ 160,475


    Net income......................          -           -            -       21,872             -            -        21,872
    Change in unrealized gain on
         securities available for
         sale.......................          -           -            -            -         1,988            -         1,988
    Reclassification adjustment for
         gains realized in net
         income.....................          -           -            -            -        (1,312)           -        (1,312)
    Income taxes....................          -           -            -            -          (181)           -          (181)
                                                                                                                     ----------
    Comprehensive income............                                                                                    22,367

    Cash dividend - $0.60 per share.          -           -            -       (5,559)            -            -        (5,559)

    Purchase of treasury stock......    (32,459)          -            -            -             -         (679)         (679)

    Exercise of stock options, net..    175,088           -          498         (449)            -        2,428         2,477
                                      ---------       -----     ---------  -----------    ----------   ---------     ----------
    BALANCE AT SEPTEMBER 30, 2002...  9,350,873       $ 146     $ 89,324   $  160,494     $   1,632    $ (72,515)    $ 179,081


    Net income......................          -           -            -       24,280             -            -        24,280
    Change in unrealized loss on
         securities available for
         sale.......................          -           -            -            -        (3,679)           -        (3,679)
    Reclassification adjustment for
         gains realized in net
         income.....................          -           -            -            -        (2,584)           -        (2,584)
    Income taxes....................          -           -            -            -         2,364            -         2,364
                                                                                                                     ----------
    Comprehensive income............                                                                                    20,381

    Cash dividend - $0.80 per share.          -           -            -       (7,529)            -            -        (7,529)

    Exercise of stock options, net..    126,353           -          573         (215)            -        1,753         2,111
                                      ---------       -----     ---------  -----------    ----------   ---------     ----------
    BALANCE AT SEPTEMBER 30, 2003...  9,477,226       $ 146     $ 89,897   $  177,030     $  (2,267)   $ (70,762)    $ 194,044
                                      =========       =====     =========  ===========    ==========   =========     ==========

           See accompanying Notes to Consolidated Financial Statements

                 ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                          Years Ended September 30,
                                                                    -----------------------------------------
                                                                        2003            2002           2001
                                                                    -----------------------------------------
                                                                                 (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................    $    24,280     $  21,872    $   17,984
Adjustments to reconcile net income to net cash provided by
operating activities:
      Provision for loan losses....................................          662         3,289         5,527
      Depreciation, accretion and amortization.....................       15,942         8,171         7,932
      Deferred income taxes........................................        6,465          (507)       (7,546)
      Securities gains.............................................       (2,584)       (1,312)         (996)
      Originations of loans held for sale..........................   (1,298,571)     (819,349)     (462,999)
      Proceeds from sales of loans held for sale...................    1,363,258       786,068       458,146
      Gain on sales of loans.......................................      (19,315)      (12,751)       (6,055)
      Impairment write-down on mortgage servicing rights...........        2,475         3,100             -
      Stock dividends received on Federal Home Loan Bank stock.....       (6,943)       (3,093)       (2,273)
      Other, net...................................................      (20,676)       (9,095)       (5,889)
                                                                    -------------  ------------   -----------
Net cash provided by (used in) operating activities..............         64,993       (23,607)        3,831
                                                                    -------------  ------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of mortgage-backed and related securities
         held to maturity..........................................      (64,630)      (67,204)      (82,598)
    Principal repayments on mortgage-backed and related
      securities held to maturity..................................       90,726        72,342        14,302
    Purchases of mortgage-backed securities available for sale.....   (1,049,392)     (398,668)      (42,071)
    Proceeds from sales of mortgage-backed securities
      available for sale...........................................      443,595       157,114       104,425
    Principal repayments on mortgage-backed securities
      available for sale...........................................      625,382       264,106       125,052
    Purchases of debt and equity securities available for sale.....     (118,491)      (69,296)       (5,480)
    Proceeds from sales of debt and equity securities available
      for sale.....................................................       32,275        12,321        30,663
    Proceeds from maturities of debt and equity securities
      available for sale...........................................       29,993        82,008       153,720
    Purchases of Federal Home Loan Bank stock......................      (15,000)      (25,000)      (30,000)
    Purchases of loans.............................................     (582,075)     (341,249)     (201,050)
    Decrease in loans, net of loans held for sale..................      632,383       321,683       260,452
    Increase in real estate held for investment....................         (182)       (7,916)         (462)
    Purchases of premises and equipment, net.......................       (4,295)       (2,963)       (2,286)
                                                                    -------------  ------------   -----------
Net cash provided by (used in) investing activities..............         20,289        (2,722)      324,667
                                                                    -------------  ------------   -----------

           See accompanying Notes to Consolidated Financial Statements

                 ST. FRANCIS CAPITAL CORPORATION AND SUBSIDIARY
                      Consolidated Statements of Cash Flows

                                                                          Years Ended September 30,
                                                                    -----------------------------------------
                                                                        2003            2002           2001
                                                                    -----------------------------------------
                                                                                 (In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net decrease in deposits.......................................      (65,436)      (32,341)      (23,093)
    Proceeds from advances and other borrowings....................      407,388       223,668       623,324
    Repayments on advances and other borrowings....................     (463,329)     (222,918)     (670,574)
    Increase (decrease) in securities sold under agreements
      to repurchase...............................................        37,647        69,880      (245,993)
    Decrease in advances from borrowers for taxes
      and insurance................................................       (1,495)         (464)         (317)
    Dividends paid.................................................       (7,529)       (5,559)       (3,753)
    Stock option transactions......................................        2,111         2,477           427
    Purchase of treasury stock.....................................            -          (679)       (5,166)
                                                                    --------------  -------------  -----------
Net cash provided by (used in) financing activities..............        (90,643)       34,064      (325,145)
                                                                    --------------  -------------  -----------

Increase (decrease) in cash and cash equivalents.................         (5,361)        7,735         3,353

Cash and cash equivalents:
      Beginning of year............................................       45,835        38,100        34,747
                                                                    --------------  -------------   -----------
      End of year..................................................    $  40,474     $  45,835      $ 38,100
                                                                    ==============  =============   ===========

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest.....................................................    $  56,856     $  70,568      $108,981
      Income taxes.................................................        4,001        12,355        14,915

Supplemental schedule of noncash investing and financing activities:

    The following summarizes significant noncash investing
      and financing activities:
      Mortgage loans secured as mortgage-backed securities.........    $       -     $       -      $  1,432
      Transfer from loans to foreclosed properties.................        1,831         2,124           656
      Transfer of mortgage loans to mortgage loans held for sale...       59,728        94,996        90,962
      Transfer of debt securities to assets available for sale.....            -             -           510

           See accompanying Notes to Consolidated Financial Statements

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of St. Francis Capital Corporation and Subsidiary (the "Company") conform to accounting principles generally accepted in the United States of America and to general practice within the banking industry. The Company provides a full range of banking and related financial services to individual and corporate customers through its network of bank affiliates. The Company is subject to competition from other financial institutions and is regulated by federal and state banking agencies and undergoes periodic examinations by those agencies. The following is a description of the more significant of those policies that the Company follows in preparing and presenting its consolidated financial statements. In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(a)    Principles of Consolidation
The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, St. Francis Bank, F.S.B. ("Bank"), the Bank's subsidiaries, SF Investment Corp. ("SF Investment"), SF Insurance Services Corp., St. Francis Mortgage Corp ("SFMC") and St. Francis Equity Properties ("SFEP") and limited partnerships which are all more than 50% owned by SFEP. All significant intercompany accounts and transactions have been eliminated in consolidation.

(b)    Statements of Cash Flows
For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, interest-bearing deposits with the Federal Home Loan Bank-Chicago ("FHLB") and other financial institutions and federal funds sold.

(c)    Trading Account Securities
Trading account securities include debt securities which are held for resale in anticipation of short-term market movements. Trading account securities are stated at fair value. Gains and losses, both realized and unrealized, are included in securities gains (losses).

(d)    Securities Held to Maturity and Available For Sale
Management determines the appropriate classification of debt and equity securities at the time of purchase. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost.

Debt securities not classified as held to maturity, or debt and marketable equity securities not classified as trading are classified as available for sale. Available for sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity and accumulated other comprehensive income (loss).

The cost of debt securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and related securities, over the estimated life of the security. Such amortization is based on a level-yield method and is included in interest income from the respective security. Interest and dividends are included in interest and dividend income from investments. Realized gains are included in securities gains (losses). The cost of securities sold is based on the specific identification method.

In determining if declines in value of securities are other than temporary, management estimates future cash flows to be generated by pools of loans underlying the securities. Included in this evaluation are such factors as i) estimated loan prepayment rates, ii) a review of delinquencies, foreclosures, repossessions and recovery rates relative to the underlying mortgage loans collateralizing each security, iii) the level of available subordination or other credit enhancements, iv) an assessment of the servicer of the underlying mortgage portfolio and v) the rating assigned to each security by independent national rating agencies.

(e)    Loans Held For Sale
Mortgage loans held for sale generally consist of certain fixed-rate and adjustable-rate first mortgage loans. Mortgage loans held for sale are carried at the lower of cost (less principal payments received) or market value, as determined by outstanding commitments from investors or current quoted investor yield requirements on an aggregate basis.

(f)    Loans and Fees and Income on Loans
Loans are carried at the outstanding principal amount reduced by purchased discount, deferred fees, unearned insurance premiums, loans in process and the allowance for loan losses. Loans sold with recourse are derecognized at the time of sale. The estimated liability related to recourse provisions is periodically evaluated with increases charged to expense. Loans for which management has the intent and ability to hold for the foreseeable future or until maturity or repayment are carried at their unpaid principal balances. Interest on loans is recorded as income in the period earned.

Loans are normally placed on non-accrual status when contractually past due 90 days or more as to interest or principal payments. Additionally, whenever management becomes aware of facts or circumstances that may adversely impact the collectibility of principal or interest on loans, it is management's practice to place such loans on non-accrual status immediately, rather than delaying such action until the loans become 90 days past due. Previously accrued and uncollected interest on such loans is reversed, amortization of related loan fees is suspended, and income is recorded only to the extent that interest payments are subsequently received in cash and a determination has been made that the principal balance of the loan is collectible. If collectibility of the principal is in doubt, payments received are applied to loan principal.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, including principal and interest. The Company defines impaired loans as commercial, commercial real estate and multi-family loans that are on nonaccrual status. Large groups of homogeneous loans, such as residential one- to four-family, home equity and consumer loans are collectively evaluated for impairment.

Loan origination and commitment fees and certain direct loan origination costs are deferred and the net amounts amortized as an adjustment of the related loan's yield. These amounts are amortized to income using the level yield method, over the contractual life of the related loans. Discounts on purchased loans are amortized using a method which approximates level yield. Unamortized discounts on purchased loans which prepay are amortized immediately.

Loan origination fees and costs associated with loans sold are deferred and recognized at the time of sale as a component of gain or loss on the sale of loans. Fees for the servicing of loans are recognized as income when earned.

(g)    Mortgage Servicing Rights
The Bank recognizes as a separate asset the rights to service mortgage loans for others. Mortgage servicing rights are not subject to SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") but rather, are amortized over their expected life and subject to periodic impairment testing. Amortization expense for the mortgage servicing rights asset are based on assumptions made during each reporting period. Such assumptions include, but are not limited to, the current level of interest rates and the forecast prepayment speeds as estimated by major mortgage dealers. Actual amortization expense is also affected by the amount of loans sold with servicing retained. For the purpose of evaluating impairment of mortgage servicing rights, serviced loans are stratified based upon loan type. Mortgage servicing rights are carried at the lower of cost or market value and are included in other assets on the consolidated statements of financial condition. Amortization expense is included in loan servicing and loan related fees on the consolidated statements of income. Mortgage servicing impairment write-down/recovery is recorded on the consolidated statements of income as mortgage servicing impairment.

(h)    Intangibles
Effective October 1, 2001, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested at least annually for impairment. As required under SFAS No. 142, the Company discontinued the amortization of goodwill with a net carrying value of $12.9 million at October 1, 2001 and annual amortization of approximately $1.2 million that resulted from business combinations prior to the adoption of SFAS No. 141, "Business Combinations" ("SFAS No. 141"). The Company evaluates goodwill for impairment at least annually. (See Note 21) If goodwill is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the goodwill exceeds the implied fair value of the goodwill.

Prior to the adoption of SFAS No. 142 on October 1, 2001, the Company had recorded goodwill of $17.9 million and accumulated amortization of $5.0 million. Goodwill, net of accumulated amortization, at September 30, 2001 was $12.9 million.

Effective October 1, 2002, the Company adopted SFAS No. 147, "Acquisitions of Certain Financial Institutions" ("SFAS No. 147"). SFAS No. 147 amends SFAS No. 72, "Accounting for Certain Acquisitions of Banking or Thrift Institutions," to remove the acquisition of financial institutions from the scope of that Statement and provides guidance on the accounting for the impairment or disposal of acquired long-term customer-relationship intangible assets. Except for transactions between two or more mutual enterprises, SFAS No. 147 requires acquisitions of financial institutions that meet the definition of a business combination to be accounted for in accordance with SFAS No. 141 and SFAS No. 142.

Prior to the adoption of SFAS No. 142, the excess of the purchase price over the fair value of net assets of subsidiaries acquired consisted primarily of goodwill that was being amortized on a straight-line method. Goodwill was amortized to operating expense over periods of 15 to 25 years. The Company reviewed long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

(i)    Allowance for Loan Losses
The allowance for loan losses is maintained at a level adequate to provide for loan losses through charges to operating expense. The allowance is based upon past loan loss experience and other factors which, in management's judgment, deserve current recognition in estimating loan losses. Such other factors considered by management include size and character of the loan portfolio, changes in the level of impaired and non-performing loans, the risk inherent in specific loans, concentrations of loans to specific borrowers or industries, existing economic conditions, and historical losses on each portfolio category. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties which collateralize loans. With respect to loans which are deemed impaired, the calculation of allowance levels is based upon the discounted present value of expected cash flows received from the debtor or other measures of value such as market prices or collateral values.

Management believes, based upon all relevant and available information, that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to or reductions in the allowance may be necessary based on changes in economic conditions beyond management's control. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

(j)    Derivative Instruments
Under SFAS No. 133, all derivative instruments are recorded at fair value on the statement of financial condition. For those derivative instruments that qualify as fair value hedges, the Company measures the effectiveness of these hedges on a periodic basis. The effective portion of the hedge is recorded as an adjustment to the carrying value of the hedged item. Any difference between the fair value change of the hedge versus the fair value change of the hedged item is considered to be the "ineffective" portion of the hedge. The ineffective portion of the hedge is recorded as an increase or decrease in the related income statement classification of the item being hedged. If the ineffectiveness of a hedge exceeds certain levels as described in the accounting standard, the derivative would no longer be eligible for hedge treatment and future changes in fair value of the derivative would be recorded on the income statement.

For those derivative instruments that do not qualify as hedges, changes in the fair value are recorded in the related income statement classification of the item being hedged. Fees received on options written are deferred at the time the fees are received and recognized in other operating income at the earlier of the settlement or the expiration of the contract.

(k)   Foreclosed Properties
Foreclosed properties (which were acquired by foreclosure or by deed in lieu of foreclosure) are initially recorded at the lower of the carrying value of the related loan balance or the fair market value of the real estate acquired less the estimated costs to sell the real estate at the date title is received. Costs relating to the development and improvement of the property are capitalized. Income and expenses incurred in connection with holding and operating the property are charged to expense. Valuations are periodically performed by management and independent third parties and an allowance for loss is established by a charge to expense if the carrying value of a property exceeds its fair value less estimated costs to sell.

(l)    Real Estate Held for Investment
Real estate held for investment represents multi-family rental property (affordable housing projects) that SFEP owns, operates and develops as a limited partner. The properties are recorded at cost less accumulated depreciation. The Company evaluates the recoverability of the carrying value on a regular basis. If the recoverability was determined to be in doubt, a valuation allowance would be established by way of a charge to expense. Depreciation expense is provided on a straight-line basis over the estimated useful life of the assets. Expenditures for normal repairs and maintenance are charged to expense as incurred.

The financial condition, results of operations and cash flows of each LLP or LLC is consolidated in the Company's financial statements. The operations of the properties are not expected to contribute significantly to the Company's net income before income taxes. However, the properties do contribute in the form of income tax credits, which lower the Company's effective tax rate. Once established, the credits on each property last for ten years and are passed through from the LLP or LLC to SFEP and reduce the consolidated federal tax liability of the Company.

(m)    Premises and Equipment
Premises and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization expense are provided on a straight-line basis over the estimated useful lives of the assets. The cost of leasehold improvements is amortized on the straight-line basis over the lesser of the term of the respective lease or the estimated economic life of the improvements.

Expenditures for normal repairs and maintenance are charged to expense as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is recorded in income.

(n)    Federal Home Loan Bank Stock
The Company's investment in FHLB stock meets the minimum amount required by current regulation and is carried at cost which is its redeemable (fair) value since the market for this stock is limited.

(o)    Income Taxes
The Company and its Subsidiary file a consolidated Federal income tax return. Federal income tax expense is allocated to the Bank and its subsidiaries based on an intercompany tax sharing agreement. Each Bank subsidiary files separate state and local income or franchise tax returns.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amount of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Affordable housing tax credits are recognized as a reduction of income tax expense in the year they are available to be used in the Company's consolidated income tax return.

(p)    Stock-based Compensation Plans
The Company has various stock based compensation plans that authorize the granting of stock options, restricted stock, and other stock based awards to eligible employees. As permitted, the Company has elected not to follow the recognition provisions of SFAS No. 148, "Accounting for Stock Based Compensation
- Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS No. 148") which requires a fair-value based method of accounting for stock options and equity awards, but follows APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations to account for its stock based compensation plans. Pursuant to the disclosure requirements of SFAS No. 148, the

Company has included in Note 16 the effect of the fair value of employee stock-based compensation plans on net income and earnings per share on a pro forma basis as if the fair value based method of accounting defined in SFAS No. 148 was applied.

(q)    Advertising and Promotion
In the ordinary course of business the Company incurs costs for advertising and promotion expenses. It is the Company's policy to expense all advertising and promotion expenditures as incurred.

(r)    Future Accounting Pronouncements
"Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146") requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the Standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Adoption of this Standard did not materially affect the results of operations or financial position of the Company.

"Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" ("SFAS No. 148") amends SFAS Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this SFAS amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. Certain of the disclosure requirements are required for fiscal years ending after December 15, 2002 and are included in
Note 16 to these consolidated financial statements.

SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS No. 149") amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. The amendments set forth in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is to be applied prospectively and is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Adoption of this Standard did not materially affect the results of operations or financial position of the Company.

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS No. 150"). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. For mandatorily redeemable financial instruments the effective date has been deferred indefinitely. Adoption of this Standard did not materially affect the results of operations, financial position or liquidity of the Company.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), an interpretation of FASB Statements Nos. 5, 57 and 107, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation expands the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," related to guarantees. In general, FIN 45 applies to contracts or indemnification agreements that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying instrument that is related to an asset, liability, or equity security of the guaranteed party. The disclosure requirements of FIN 45 were effective for the Company as of December 31, 2002, and require disclosure of the nature if the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee, and the current amount of the liability, if any, for the guarantor's obligation under the guarantee. The recognition requirements of FIN 45 are applied prospectively to guarantees issued or modified after December 31, 2002. Adoption of this Interpretation did not materially affect the results of operations or financial position of the Company.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" which provides new accounting guidance on when to consolidate a variable interest entity. A variable interest entity exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics include the direct or indirect ability to make decisions about an entity's activities through voting rights or similar rights, the obligation to absorb the expected loss of an entity if they occur, and the right to receive the expected residual return of the entity if they occur. The provisions of this interpretation, as subsequently amended, were effective upon issuance for new variable interest entities and for fiscal years ending after December 15, 2003, for existing variable interest entities. Adoption of this Interpretation did not materially affect the results of operations, financial position or liquidity of the Company.

(s)    Reclassification
Certain amounts for prior years have been reclassified to conform to the 2003 presentation.


(2)      MERGER WITH MAF BANCORP, INC.

On May 21, 2003, St. Francis Capital Corporation and MAF Bancorp, Inc. ("MAFB") announced that MAFB has agreed to acquire the Company in an all-stock transaction with a fixed exchange ratio. Based on the closing price of MAFB's common stock on September 30, 2003, the transaction is valued at approximately $304 million. Pursuant to a definitive agreement between the two companies, the Company will merge into MAFB, with MAFB to be the surviving corporation. As a result of the merger, each issued and outstanding share of St. Francis Capital Corporation common stock will be converted into the right to receive 0.79 shares of MAFB common stock. The Company and MAFB have now received all regulatory approvals necessary for completion of the merger. If the merger is approved by the Company's shareholders at a special meeting scheduled to be held November 26, 2003 and by MAFB's shareholders at a special meeting scheduled to be held November 25, 2003, it is anticipated the merger will be consummated shortly thereafter.

(3)  RESTRICTIONS ON CASH AND DUE FROM BANKS

The Corporation's bank subsidiary is required to maintain certain vault cash and reserve balances with the Federal Reserve Bank to meet specific reserve requirements. These requirements approximated $6.7 million at September 30, 2003.

(4)  DEBT AND EQUITY SECURITIES

The following is a summary of available for sale debt and equity securities:

                                                     Amortized         Gross Unrealized
 (In thousands)                                         Cost         Gains        (Losses)     Fair Value
-----------------------------------------------------------------------------------------------------------
 At September 30, 2003:
     Available for sale:
       U.S. Treasury obligations and obligations
          of U.S. Government agencies.............     $ 72,446       $   199         $    -      $ 72,645
       Marketable equity securities ..............          311             -              -           311
                                                    ------------  ------------   ------------  ------------
                                                       $ 72,757       $   199         $    -      $ 72,956
                                                    ============  ============   ============  ============

 At September 30, 2002:
     Available for sale:
       U.S. Treasury obligations and obligations
          of U.S. Government agencies.............     $ 13,001       $    61         $    -      $ 13,062
       Marketable equity securities ..............        3,534             -              -         3,534
                                                    ------------  ------------   ------------  ------------
                                                       $ 16,535       $    61         $    -      $ 16,596
                                                    ============  ============   ============  ============

The amortized cost and fair value of debt and equity securities available for sale at September 30, 2003, by contractual maturity, are as follows:


                                                   Amortized
(In thousands)                                        Cost         Fair Value
--------------------------------------------------------------------------------

Greater than one year but less than five years..      $ 72,446        $  72,645
Marketable equity securities....................           311              311
                                                 --------------  ---------------
                                                      $ 72,757        $  72,956
                                                 ==============  ===============

During the years ended September 30, 2003, 2002 and 2001, proceeds from the sale of available for sale debt and equity securities were $32.3 million, $12.3 million and $30.7 million, respectively. The gross realized gains on such sales totaled $57,000, zero, and $6,000 in 2003, 2002 and 2001, respectively. There were no gross realized losses on such sales in 2003, 2002 and 2001.

Under SFAS No. 133, the Company was allowed a one-time opportunity to reclassify investment assets from held to maturity to available for sale. The Company reclassified all municipal securities held to maturity upon the adoption of SFAS No. 133 to available for sale as of October 1, 2000. The amortized cost and fair value of the securities transferred was $510,000 and $522,000, respectively. During the quarter ended March 31, 2001, all municipal securities held by the Company were sold.

(5)  MORTGAGE-BACKED AND RELATED SECURITIES

The following is a summary of available for sale mortgage-backed and related securities and held to maturity mortgage-backed and related securities:


                                                  Amortized          Gross Unrealized
 (In thousands)                                     Cost           Gains         (Losses)       Fair Value
------------------------------------------------------------------------------------------------------------
 At September 30, 2003:
     Available for sale:
       Participation certificates:
          GNMA.................................    $  11,984        $    173      $       -       $  12,157
          FNMA.................................       67,883               -         (1,254)         66,629
          Private issue.......................       130,565              78         (1,297)        129,346
       REMICs:
          FNMA................................       129,783             192           (810)        129,165
          FHLMC...............................       120,994             186           (757)        120,423
          Private issue.......................       111,780             212           (572)        111,420
                                                -------------  --------------  -------------  --------------
                                                   $ 572,989        $    841      $  (4,690)      $ 569,140
                                                =============  ==============  =============  ==============

     Held to maturity:
       Participation certificates:
          GNMA.................................    $   2,748        $    139      $       -       $   2,887
       REMICs:
          FNMA.................................       11,265             197             (1)         11,461
          FHLMC................................       19,446              67            (73)         19,440
          Private issue.......................        30,691              10           (249)         30,452
                                                -------------  --------------  -------------  --------------
                                                   $  64,150        $    413      $    (323)      $  64,240
                                                =============  ==============  =============  ==============
At September 30, 2002:
     Available for sale:
       Participation certificates:
          FNMA.................................     $ 35,998        $     63      $       -       $  36,061
          Private issue.......................        12,905               -           (429)         12,476
       REMICs:
          GNMA.................................       20,018             204              -          20,222
          FNMA................................        13,391             194              -          13,585
          FHLMC...............................       135,975             413           (413)        135,975
          Private issue.......................       397,706           3,177           (658)        400,225
       CMO residual............................           36               -              -              36
                                                -------------  --------------  -------------  --------------
                                                   $ 616,029        $  4,051      $ (1,500)       $ 618,580
                                                =============  ==============  =============  ==============

     Held to maturity:
       Participation certificates:
        GNMA..................................     $   7,518        $    349      $       -       $   7,867
       REMICs:
         FNMA..................................       16,616             120              -          16,736
         Private issue........................        66,112             603              -          66,715
                                                -------------  --------------  -------------  --------------
                                                   $  90,246        $  1,072      $       -       $  91,318
                                                =============  ==============  =============  ==============

During the years ended September 30, 2003, 2002 and 2001, proceeds from the sale of available for sale mortgage-backed and related securities were $443.6 million, $157.1 million and $104.4 million, respectively. The gross realized gains on such sales totaled $2.0 million, $1.1 million and $689,000 in 2003, 2002 and 2001, respectively. The gross realized losses on such sales totaled $145,000, $51,000 and $49,000 in 2003, 2002 and 2001, respectively.

At September 30, 2003 and 2002, $401.8 million and $466.1 million, respectively, of mortgage-related securities were pledged as collateral for FHLB advances.

(6)  LOANS RECEIVABLE

Loans receivable are summarized as follows:

                                                                                   September 30,
 (In thousands)                                                                 2003           2002
--------------------------------------------------------------------------------------------------------
 First mortgage - one- to four-family..................................      $   167,242    $   251,702
 First mortgage - residential construction..............................          61,749         62,973
 First mortgage - multi-family..........................................         151,252        158,320
 Commercial real estate................................................          402,259        395,473
 Home equity...........................................................          323,966        276,437
 Commercial............................................................          102,735        148,716
 Consumer secured by real estate........................................          48,761         56,231
 Interim financing and consumer loans..................................           32,870         25,055
 Indirect autos.........................................................           1,237          5,598
 Education.............................................................            2,218            917
                                                                            -------------  -------------
     Total gross loans...................................................      1,294,399      1,381,422
                                                                            -------------  -------------
 Less:
     Loans in process....................................................         54,493         43,644
     Unearned insurance premiums.........................................             49             86
     Deferred loan and guarantee fees....................................            530            607
     Purchased loan discount.............................................            259            401
     Allowance for loan losses...........................................         14,107         14,212
                                                                            -------------  -------------
     Total deductions....................................................         69,438         58,950
                                                                            -------------  -------------
 Total loans receivable................................................        1,224,961      1,322,472
 Less:  First mortgage loans held for sale.............................           19,634         65,006
                                                                            -------------  -------------
 Loans receivable, net.................................................      $ 1,205,327    $ 1,257,466
                                                                            =============  =============

Activity in the allowance for loan losses is as follows:

                                                                      Years Ended September 30,
                                                             -------------------------------------------
 (In thousands)                                                  2003           2002           2001
--------------------------------------------------------------------------------------------------------
 Balance at beginning of year............................       $ 14,212       $ 11,686       $ 10,404
     Provision charged to expense..........................          662          3,289          5,527
     Charge-offs...........................................         (834)          (900)        (4,296)
     Recoveries.............................................          67            137             51
                                                             -------------  -------------  -------------
 Balance at end of year..................................       $ 14,107       $ 14,212       $ 11,686
                                                             =============  =============  =============

Non-performing loans totaled approximately $3.1 million and $2.2 million at September 30, 2003 and 2002, respectively. Impaired loans totaled $197,000 and $2.0 million at September 30, 2003 and 2002, respectively. Impaired loans had associated reserves of $20,000 and $696,000 at September 30, 2003 and 2002, respectively. During 2003, 2002 and 2001 the average balance of impaired loans was $1.3 million, $6.3 million and $11.0 million, respectively. Interest income on impaired loans for the years ended September 30, 2003, 2002 and 2001 was $51,000, $231,000 and $211,000, respectively. Interest income on impaired loans is recognized only to the extent that payments are expected to exceed the amount of principal due on the loans.

The effect of non-performing loans on interest income is as follows:

                                                                         Years Ended September 30,
                                                                --------------------------------------------
 (In thousands)                                                     2003            2002           2001
------------------------------------------------------------------------------------------------------------
Interest at original contractual rate........................        $   283         $   211       $  1,380
Interest collected...........................................            220              52            147
                                                                -------------   -------------  -------------
    Net reduction of interest income.........................        $    63         $   159       $  1,233
                                                                =============   =============  =============

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans are summarized as follows:

                                                                               September 30,
 (In thousands)                                                     2003            2002           2001
------------------------------------------------------------------------------------------------------------
 Mortgage loans underlying pass-through securities - FNMA....      $  13,978       $  35,496      $  64,335
 Mortgage loan portfolios serviced for:
      FNMA....................................................       831,790         700,677        522,251
      WHEDA...................................................        23,420          31,416         34,592
      Other investors.........................................           842           1,101          1,291
                                                                -------------   -------------  -------------
      Total loans serviced for others.........................     $ 870,030       $ 768,690      $ 622,469
                                                                =============   =============  =============

 Custodial escrow balances maintained in connection with the
     foregoing loan servicing and included in demand deposits.     $  18,605       $  19,461      $  17,861
                                                                =============   =============  =============

At September 30, 2003, 2002 and 2001, mortgage loan portfolios serviced for FNMA includes $42.4 million, $12.3 million and $15.1 million, respectively of mortgage loans sold with recourse.

In the ordinary course of business the Bank extends credit to directors, executive officers of the Company and the Bank, or their related affiliates. These loans were made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other unrelated customers, and do not involve more than the normal risk of collection. These loans to related parties are summarized as follows:

                                                                                              Year Ended
                                                                                             September 30,
(In thousands)                                                                                   2003
------------------------------------------------------------------------------------------- ----------------
Balance at beginning of year...........................................................          $    3,574
New loans..............................................................................               6,251
Repayments.............................................................................              (4,198)
                                                                                            ----------------
Balance at end of year.................................................................          $    5,627
                                                                                            ================

(7)  ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows:

                                                                                  September 30,
 (In thousands)                                                              2003             2002
--------------------------------------------------------------------------------------------------------
 Mortgage-backed and related securities...............................        $  2,135         $  2,582
 Loans receivable.....................................................           4,861            5,834
 Debt and equity securities............................................            454               67
                                                                         --------------   --------------
                                                                              $  7,451         $  8,483
                                                                         ==============   ==============

(8)  PREMISES AND EQUIPMENT

A summary of premises and equipment, at cost, follows:

                                                                                  September 30,
 (In thousands)                                                              2003             2002
--------------------------------------------------------------------------------------------------------
 Land and land improvements...........................................      $   5,780        $   4,837
 Office buildings and improvements....................................         22,090           20,687
 Furniture, fixtures and equipment....................................         26,388           24,383
 Leasehold improvements...............................................          5,416            5,472
                                                                         --------------   --------------
                                                                               59,674           55,379

      Accumulated depreciation and amortization........................       (28,509)         (25,555)
                                                                         --------------   --------------
                                                                            $  31,165        $  29,824
                                                                         ==============   ==============


Range of depreciable lives:
         Computer equipment and software                        3 years
         Office buildings and improvements                 5 - 40 years
         Furniture, fixtures and equipment                 5 - 10 years
         Leasehold improvements                            5 - 40 years

(9)  DEPOSITS

Deposit accounts are summarized as follows:

                                                                September 30,
                             -----------------------------------------------------------------------------------
 (Dollars in thousands)                        2003                                     2002
----------------------------------------------------------------------------------------------------------------
                              Average                                   Average
                               Stated                                   Stated
                                Rate          Amount       Percent        Rate         Amount        Percent
----------------------------------------------------------------------------------------------------------------
 Demand deposits:

     Non-interest bearing..           -     $   126,214         9.3 %           -    $   113,125          8.0 %

     Interest bearing......        0.16 %       101,844         7.5          0.26 %       94,015          6.6
 Passbook accounts........         0.55         106,636         7.9          0.70         93,865          6.6
 Money market
     demand accounts.......        0.54         387,794        28.7          0.93        380,783         26.9
 Certificates.............         3.17         629,055        46.6          3.48        735,191         51.9
                                           -------------  ----------                -------------   ----------
 Total deposits...........         1.69 %   $ 1,351,543       100.0%         2.12 %  $ 1,416,979        100.0%
                                           =============  ==========                =============   ==========

The certificates category above includes approximately $72.8 million and $191.4 million of brokered deposits at average stated rates of 3.36% and 2.59% at September 30, 2003 and 2002, respectively. At September 30, 2003, original maturities of brokered certificates range from three months to three years.

Aggregate annual maturities of certificate accounts at September 30, 2003 are as follows:

                                                                          Average
                                                                          Stated
Maturities during year ended September 30:                 Amount          Rate
------------------------------------------             ---------------  ------------
                                                                (In thousands)
   2004...............................................      $ 435,225          2.96%
   2005...............................................        107,831          3.44
   2006...............................................         44,428          3.73
   2007...............................................         15,542          4.33
   2008...............................................         25,871          3.99
   Thereafter.........................................            158          8.00
                                                       ---------------
                                                            $ 629,055
                                                       ===============


Certificates, net of brokered deposits, include approximately $108.7 million and $94.9 million in denominations of $100,000 or more at September 30, 2003 and 2002, respectively.

Interest expense on deposits is as follows:

                                                                         Years Ended September 30,
 (In thousands)                                                   2003             2002             2001
-------------------------------------------------------------------------------------------------------------
 Demand deposits.............................................       $   216          $   306         $   477
 Money market demand accounts................................         2,370            5,349          17,091
 Passbook accounts...........................................           471              676           1,556
 Certificates of deposit....................................         22,854           29,956          47,115
                                                              --------------   --------------   -------------
                                                                    $25,911          $36,287         $66,239
                                                              ==============   ==============   =============

Accrued interest payable on deposits totaled approximately $779,000 and $1.8 million at September 30, 2003 and 2002, respectively.

(10)  SHORT AND LONG TERM BORROWINGS

Advances and other borrowings consist of the following:

(Dollars in thousands)                 Weighted Average
                                        Interest Rate             Maturity/Call Date
                                   -------------------------
                                         September 30,                in fiscal           September 30,
                                   -------------------------                         ------------------------
Description                           2003          2002             year ended         2003         2002
-------------------------------------------------------------------------------------------------------------
Reverse repurchase agreements....           -  %       1.80  %          2003           $      -     $ 44,880
                                         0.75          2.00             2004            105,000       25,000

Retail repurchase agreements.....           -          1.74             2003                  -        5,290
                                         1.00             -             2004              9,713            -

Bank line of credit..............           -          2.99             2003                  -       14,000

Advances from Federal Home
   Loan Bank Of Chicago..........           -          5.48             2003                  -      501,250
                                         5.45             -             2004            476,250            -
                                         4.75          4.75             2005              4,688       10,938

Federal funds purchased..........        1.31          2.13        Daily overnight       25,600       38,100

Federal Reserve Bank
  Treasury tax & loan advances...        0.53          1.19        Daily overnight          387        1,716


Mortgages payable................        6.36          6.93          2006 - 2019          2,131          889
                                                                                     -----------  -----------
                                                                                       $623,769     $642,063
Less: short term borrowings......                                                       616,950      605,236
                                                                                     -----------  -----------
Long term borrowings.............                                                      $  6,819     $ 36,827
                                                                                     ===========  ===========

The Company is required to maintain as collateral unencumbered one- to four-family mortgage loans and mortgage-related securities such that the outstanding balance of FHLB advances does not exceed 60% of the book value of unencumbered one- to four-family mortgage loans and 100% of the market value of mortgage-related securities. In addition, these notes are collateralized by all FHLB stock. At September 30, 2003 and 2002, $147.2 million and $237.3 million, respectively, of mortgage loans and $401.8 million and $466.1 million, respectively, of mortgage-related securities were pledged as collateral for FHLB advances. FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. The maximum amount of borrowings from the FHLB at any month end during the years ended September 30, 2003 and 2002 was approximately $540.6 million and $535.3 million, respectively. The approximate average amount outstanding was $516.8 million and $523.0 million for those same years. The weighted average interest rate was 5.36% and 5.49% during those years. The table above is presented at maturity date or call date, whichever is earlier. Included in the FHLB advances that mature in fiscal year 2003 are $445.0 million of convertible fixed rate advances ("CFA"). A CFA is an advance that allows the FHLB to demand repayment prior to the stated maturity date in accordance with its contractual terms. At September 30, 2003, the $445.0 million of outstanding CFAs have a maturity of 2005 to 2011 and are callable by the FHLB during fiscal year 2004 and quarterly thereafter.

The Federal Reserve Bank advances are collateralized by agency debt securities with a carrying value of $2.0 million at September 30, 2003 and 2002.

Reverse repurchase agreements averaged $93.4 million and $40.3 million based on average daily balances during the years ended September 30, 2003 and 2002, respectively. The maximum amount outstanding at any month-end was $105.0 million and $70.8 million during those years, respectively. The average balances are calculated based on daily balances. Securities sold under agreements to repurchase were delivered for escrow to the broker-dealer who arranged the transactions.

Federal funds purchased averaged $19.6 million and $15.6 million for the years ended September 30, 2003 and 2002, respectively. The maximum outstanding at any month-end was $42.9 million and $38.1 million during those years, respectively.

The Bank line of credit averaged $7.8 million and $21.6 million for the years ended September 30, 2003 and 2002, respectively. The maximum amount outstanding at any month-end was $14.0 million and $32.0 million during the years ended September 30, 2003 and 2002, respectively. The line of credit allows for individual advances of one to six months at rates tied to equivalent term LIBOR indices and is collateralized by the stock of the Bank. The line of credit allows for up to $40.0 million in borrowings.

(11)  OTHER GENERAL AND ADMINISTRATIVE EXPENSES

Other general and administrative expenses are as follows:

                                                                          Years Ended September 30,
                                                                 -------------------------------------------
 (In thousands)                                                      2003           2002           2001
------------------------------------------------------------------------------------------------------------
Federal deposit insurance premiums............................        $   227        $   254        $   617
Advertising..................................................             735            957            919
Stationery, printing and office supplies.....................             655            701            674
Insurance and surety bond premiums............................            321            274            228
Professional fees and services................................          1,127            521            377
Supervisory assessment........................................            377            367            458
Amortization of intangible assets.............................             45              -          1,233
Organization dues and subscriptions...........................            161            151            165
Consumer lending..............................................            325            272            352
Other ........................................................          1,751          2,064          1,661
                                                                 -------------  -------------  -------------
                                                                      $ 5,724        $ 5,561        $ 6,684
                                                                 =============  =============  =============

(12)  INCOME TAXES

Income tax expense (benefit) consists of the following:

-----------------------------------------------------------------------------------------------------------
(In thousands)                                                      Federal         State         Total
-----------------------------------------------------------------------------------------------------------
YEAR ENDED SEPTEMBER 30, 2003
    Current......................................................    $ 2,520        $   824       $ 3,344
    Deferred.....................................................      5,411          1,054         6,465
                                                                  ------------  -------------  ------------
                                                                     $ 7,931        $ 1,878       $ 9,809
                                                                  ============  =============  ============

YEAR ENDED SEPTEMBER 30, 2002
    Current......................................................    $ 7,992        $ 1,382       $ 9,374
    Deferred.....................................................       (489)           (18)         (507)
                                                                  ------------  -------------  ------------
                                                                     $ 7,503        $ 1,364       $ 8,867
                                                                  ============  =============  ============

YEAR ENDED SEPTEMBER 30, 2001
    Current......................................................    $12,760        $ 1,753       $14,513
    Deferred.....................................................     (6,323)        (1,223)       (7,546)
                                                                  ------------  -------------  ------------
                                                                     $ 6,437        $   530       $ 6,967
                                                                  ============  =============  ============

Actual income tax expense differs from the "expected" income tax expense computed by applying the statutory Federal corporate tax rate to income before income tax expense, as follows:

-------------------------------------------------------------------------------------------------------
                                                                    Years Ended September 30,
(In thousands)                                                 2003           2002            2001
-------------------------------------------------------------------------------------------------------
Federal income tax expense at statutory rate of 35%......    $  11,931      $  10,759        $  8,762
State income taxes, net of Federal income tax benefit....        1,221            887             345
Tax exempt interest......................................          (25)           (71)            (79)
ESOP dividend deduction..................................         (376)             -               -
Acquisition intangible amortization......................            -              -             228
Nondeductible acquisition costs..........................           93              -               -
Affordable housing credits...............................       (3,052)        (2,690)         (2,609)
Other, net...............................................           17            (18)            320
                                                           -------------  -------------   -------------
                                                              $  9,809       $  8,867        $  6,967
                                                           =============  =============   =============

Included in other liabilities is a net deferred tax liability of $1.7 million and included in other assets is a net deferred tax asset of $2.5 million at September 30, 2003 and 2002, respectively. The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:

------------------------------------------------------------------------------------------------------------
                                                                                     September 30,
(In thousands)                                                                 2003               2002
------------------------------------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Allowance for loan losses................................................      $  5,922           $  5,717
Deferred interest and fee income.........................................             -              1,479
Net operating losses.....................................................         1,640              1,508
Valuation adjustments and reserves.......................................             -                 47
Accrued expenses.........................................................            51                 47
Deferred compensation....................................................           476                499
Non-qualified stock option exercise......................................           568                292
Unrealized losses on available for sale securities.......................            23                  -
                                                                           --------------     --------------
Gross deferred tax asset.................................................         8,680              9,589
Less valuation allowance.................................................        (1,640)            (1,508)
                                                                           --------------     --------------
Net deferred tax asset...................................................         7,040              8,081

DEFERRED TAX LIABILITIES:
Fixed asset tax basis adjustments........................................        (1,966)            (1,760)
FHLB stock tax basis adjustment..........................................        (5,687)            (3,267)
Unrealized gains on available for sale securities........................             -                (18)
Deferred interest and fee income.........................................           (40)                 -
Acquisition intangible amortization......................................          (338)              (169)
Other....................................................................          (688)              (392)
                                                                           --------------     --------------
Gross deferred tax liability.............................................        (8,719)            (5,606)
                                                                           --------------     --------------
Net deferred tax asset (liability).......................................      $ (1,679)          $  2,475
                                                                           ==============     ==============


At September 30, 2003 and 2002, deferred tax assets include approximately $32.1 million and $29.4 million of various state net operating loss carry forwards respectively, which begin to expire in 2007 and are reduced by the valuation allowance to the extent full realization is in doubt.

(13)  SHAREHOLDERS' EQUITY

In accordance with federal regulations, at the time the Bank converted from a federal mutual savings bank to a federal stock savings bank, the Bank established a liquidation account equal to its retained earnings of $63.0 million to provide a limited priority claim for the benefit of qualifying depositors who maintain their deposit accounts at the Bank after conversion. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the unlikely event of a complete liquidation of the Bank, and only in such event, each eligible account holder would receive from the liquidation account a liquidation distribution based on his or her proportionate share of the then remaining qualifying deposits. At September 30, 2003, the balance of the liquidation account was approximately $15.8 million. Under current regulations, the Bank is not permitted to pay dividends on its stock if the effect would reduce its regulatory capital below the liquidation account.

Office of Thrift Supervision ("OTS") regulations also provide that an institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution could, and after prior notice but without approval by the OTS, make capital distributions during the calendar year of up to 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year. Any additional capital distributions would require prior regulatory approval. During the year ended September 30, 2003, the Bank paid dividends to the Company totaling $20.0 million. As of September 30, 2003, retained earnings of the Bank of approximately $36.0 million were free of restriction and available for dividend payments.

Unlike the Bank, the Company is not subject to these regulatory restrictions on the payment of dividends to its shareholders. However, the Company's source of funds for future dividends may depend upon dividends from the Bank.

Under the Internal Revenue Code and the Wisconsin Statutes, for tax years beginning before 1996, the Company was permitted to deduct an annual addition to a reserve for bad debts. This amount differed from the provision for loan losses recorded for financial accounting purposes. Under prior law, bad debt deductions for income tax purposes were included in taxable income of later years only if the bad debt reserves were used for purposes other than to absorb bad debt losses. Because the Company did not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes were provided. Shareholders' equity at September 30, 2003 includes approximately $21.9 million, for which no federal or state income taxes were provided. Under SFAS No. 109, deferred income taxes have been provided on certain additions to the tax reserve for bad debts.

The Small Business Job Protection Act of 1996 repealed the bad debt reserve method for tax years beginning after 1995. The Bank will not be required to recapture into income any of the restricted amounts previously deducted except in the unlikely event of a partial or complete liquidation of the Bank or if nondividend distributions to shareholders exceed current and accumulated earnings and profits.

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2003 and 2002, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of September 30, 2003 and 2002, the most recent notification from the OTS categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. A well-capitalized institution significantly exceeds the required minimum level for each relevant capital measure. There are no conditions or events since that notification that management believes have changed the institution's category.

The following table summarizes the Bank's capital ratios and the ratios required by federal regulations:


                                                            To Be Adequately             To Be Well
                                                           Capitalized Under         Capitalized Under
                                                           Prompt Corrective         Prompt Corrective
                                        Actual             Action Provisions         Action Provisions
                                 ----------------------  -----------------------   -----------------------
                                   Amount      Ratio       Amount       Ratio        Amount       Ratio
                                 -----------  ---------  ------------  ---------   ------------  ---------
                                                         (Dollars in thousands)
As of September 30, 2003:

                                                         > or = to     > or = to   > or = to     > or = to
Tangible capital..............    $ 181,615      8.33%   $ 87,187      4.0%        $ 108,984      5.0%

                                                         > or = to     > or = to   > or = to     > or = to
Core capital .................      181,615      8.33%     87,187      4.0%          108,984      5.0%

                                                         > or = to     > or = to   > or = to     > or = to
Tier 1 risk-based capital.....      181,615     11.36%     63,947      4.0%           95,920      6.0%

                                                         > or = to     > or = to   > or = to     > or = to
Total risk-based capital......      195,437     12.22%    127,894      8.0%          159,867     10.0%

As of September 30, 2002:

                                                         > or = to     > or = to   > or = to     > or = to
Tangible capital..............    $ 175,889      7.57%   $ 92,971      4.0%        $ 116,214      5.0%

                                                         > or = to     > or = to   > or = to     > or = to
Core capital .................      175,889      7.57%     92,971      4.0%          116,214      5.0%

                                                         > or = to     > or = to   > or = to     > or = to
Tier 1 risk-based capital.....      175,889     10.56%     66,646      4.0%           99,968      6.0%

                                                         > or = to     > or = to   > or = to     > or = to
Total risk-based capital......      189,793     11.39%    133,291      8.0%          166,614     10.0%


On September 25, 1997, the Company's Board of Directors adopted a shareholders' rights plan (the "Rights Plan"). Under the terms of the Rights Plan, the Board of Directors declared a dividend of one preferred share purchase right for each outstanding share of common stock. Upon becoming exercisable, each right entitles shareholders to buy one one-hundredth of a share of the Company's preferred stock at an exercise price of $150. Rights do not become exercisable until eleven business days after any person or group has acquired, commenced, or announced its intention to commence a tender or exchange offer to acquire 15% or more of the Company's common stock, or in the event a person or group owning 10% or more of the Company's common stock is deemed to be "adverse" to the Company. If the rights become exercisable, holders of each right, other than the acquiror, upon payment of the exercise price, will have the right to purchase the Company's common stock (in lieu of preferred shares) having a value equal to two times the exercise price. If the Company is acquired in a merger, share exchange or other business combination or 50% or more of its consolidated assets or earning power are sold, rights holders, other than the acquiring or adverse person or group, will be entitled to purchase the acquiror's shares at a similar discount. If the rights become exercisable, the Company may also exchange rights, other than those held by the acquiring or adverse person or group, in whole or in part, at an exchange ratio of one share of the Company's common stock per right held. Rights are redeemable by the Company at any time until they are exercisable at the exchange rate of $.01 per right. Issuance of the rights has no immediate dilutive effect, does not currently affect reported earnings per share, is not taxable to the Company or its shareholders, and will not change the way in which the Company's shares are traded. The rights expire ten years from the date of issuance. The Company's shareholders' rights plan will be canceled as a condition of the merger with MAF Bancorp, Inc. discussed in Note 2.

(14)  EARNINGS PER SHARE

Basic earnings per share of common stock have been determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share of common stock have been determined by dividing net income by the weighted average number of shares of common stock outstanding during the year, adjusted for the dilutive effect of outstanding stock options.

The computation of earnings per common share for the years ended September 30 is as follows:

                                                               2003              2002             2001
                                                          ---------------   ---------------  ----------------
Income before cumulative effect of change in
    accounting principle.................................    $24,280,000       $21,872,000      $18,068,000
Cumulative effect of change in accounting principle....                -                 -          (84,000)
                                                          ---------------   ---------------  ----------------
Net income.............................................      $24,280,000       $21,872,000      $17,984,000
                                                          ===============   ===============  ================

Common shares issued...................................       14,579,240        14,579,240       14,579,240
Weighted average treasury shares.......................        5,167,228         5,317,188        5,198,116
                                                          ---------------   ---------------  ----------------

Weighted average common shares outstanding
    during the year......................................      9,412,012         9,262,052        9,381,124
Effect of dilutive stock options outstanding...........          501,467           465,039          252,096
                                                          ---------------   ---------------  ----------------
Diluted weighted average common shares.................
    outstanding during the year..........................      9,913,479         9,727,091        9,633,220
                                                          ===============   ===============  ================

Basic earnings per share:
    Before cumulative effect of a change in accounting
        principle........................................    $      2.58       $      2.36      $      1.93
    Cumulative effect of a change in accounting principle              -                 -            (0.01)
                                                          ---------------   ---------------  ----------------
                                                             $      2.58       $      2.36      $      1.92
                                                          ===============   ===============  ================
Diluted earnings per share:
    Before cumulative effect of a change in accounting
        principle........................................    $      2.45       $      2.25      $      1.88
    Cumulative effect of a change in accounting principle              -                 -            (0.01)
                                                          ---------------   ---------------  ----------------
                                                             $      2.45       $      2.25      $      1.87
                                                          ===============   ===============  ================

(15)  STOCK REPURCHASE PROGRAM

On June 30, 2000, the Company announced a share repurchase program for its common stock whereby the Company may purchase up to 5% of the outstanding common stock, or approximately 485,000 shares, commencing June 30, 2001. The repurchased shares became treasury shares and are to be used for the exercise of stock options under the stock option plan and for general corporate purposes. The share repurchase program was completed on September 20, 2002 at an average price of $17.16 per share. This was the eleventh such repurchase program that the Company has undertaken. At September 30, 2002, an aggregate of 7,002,204 shares had been repurchased in all such repurchase programs at an average price of $13.48. No shares were repurchased in 2003 under this program. On September 18, 2001, the Company announced a share repurchase program for its common stock whereby the Company may purchase up to 5% of the outstanding stock, or approximately 460,000 shares. The repurchase program started on September 20, 2001. At September 30, 2002, 70,300 shares had been repurchased at an average price of $20.78 per share. No shares were repurchased in 2003 under this program.

(16)  EMPLOYEE BENEFIT PLANS

DEFINED CONTRIBUTION PLANS:
The Company has a defined contribution pension plan which covers substantially all employees who are at least 21 years of age and have completed 1,000 hours or more of service each year. Company contributions are based on a set percentage of each participant's compensation for the plan year. Plan expense for the years ended September 2003, 2002 and 2001 was approximately $1.2 million, $916,000 and $336,000, respectively.

The Company also has a defined contribution savings plan for substantially all employees. The plan is qualified under Section 401(k) of the Internal Revenue Code. Participation in the plan requires that an employee be at least 21 years of age and have completed one month of service. Participants may elect to defer a portion of their compensation (between 2% and 10%) and contribute this amount to the plan. Under the plan, the Company will match the contribution made by each employee up to fifty percent of 6% of the eligible employee's annual compensation. Plan expense for the years ended September 30, 2003, 2002 and 2001 was approximately $428,000, $403,000 and $272,000, respectively.

The aggregate benefit payable to any employee of both defined contribution plans is dependent upon the rates of contribution, the earnings of the fund and the length of time such employee continues as a participant.

OFFICER DEFERRED COMPENSATION PLAN:
The Company has deferred compensation plans covering certain officers of the Company. These arrangements provide for monthly payments to be made upon retirement or reaching certain age levels for periods of 10 to 15 years. A liability is recorded for the present value of the future payments under these agreements, amounting to $619,000 and $677,000, respectively at September 30, 2003 and 2002. The Company owns insurance policies on the lives of these officers, which have cash surrender values of approximately $2.6 million and $2.5 million, respectively at September 30, 2003 and 2002, and are intended to fund these benefits. Plan expense for the years ended September 30, 2003, 2002 and 2001 was approximately $52,000, $54,000 and $56,000, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN:
In conjunction with the conversion of the Bank to a stock savings bank, an employee stock ownership plan ("ESOP") was adopted covering all employees of the Company who have attained age 21 and completed one year of service during which they work at least 1,000 hours. The Bank made cash contributions to the ESOP plan based on a set percentage of each participant's compensation for the plan year. All dividends received by the ESOP are allocated to the participants. All contributions and dividends are used to purchase additional shares of stock. ESOP compensation expense for the years ended September 30, 2003, 2002 and 2001 was $372,000, $327,000 and $188,000, respectively.

STOCK OPTION PLANS:
The Company has adopted stock option plans for the benefit of directors and officers of the Company. The option exercise price cannot be less than the fair value of the underlying common stock as of the date of the option grant, and the maximum term cannot exceed ten years. Stock options awarded to directors may be exercised at any time or on a cumulative basis over varying time periods, provided the grantee remains a director of the Company. The stock options awarded to officers are exercisable on a cumulative basis over varying time periods, depending on the individual option grant terms, which may include provisions for acceleration of vesting periods.

At September 30, 2003, 62,930 shares were reserved for future grants. Further information concerning the options is as follows:

                                                                                     Option Price
                                                                      Shares          Per Share
                                                                      ------          ---------
Shares under option
    September 30, 2000.........................................      1,700,148       $ 5.00 - 21.31
      Options granted..........................................         10,000        13.88 - 22.00
      Options canceled.........................................        (65,850)               18.88
      Options exercised........................................        (29,400)        5.00 - 15.62
                                                                   -------------   -----------------
    September 30, 2001.........................................      1,614,898         5.00 - 22.00
      Options granted..........................................              -                    -
      Options canceled.........................................        (11,302)       15.62 - 18.50
      Options exercised........................................       (175,088)        5.00 - 19.00
                                                                   -------------   -----------------
    September 30, 2002.........................................      1,428,508         5.00 - 22.00
      Options granted..........................................              -                    -
      Options canceled.........................................         (2,280)               18.88
      Options exercised........................................       (126,353)        5.00 - 20.25
                                                                   -------------   -----------------
    September 30, 2003.........................................      1,299,875       $ 8.38 - 22.00
                                                                   =============   =================

    Options exercisable at September 30, 2003..................      1,195,759       $ 8.38 - 22.00
                                                                   =============   =================


The following table summarizes information about stock options outstanding at September 30, 2003:


                                    Options Outstanding                       Options Exercisable
                       ----------------------------------------------   --------------------------------
                                          Weighted                                         Weighted
     Exercise              Number          Average        Average           Number          Average
   Price Range          Outstanding    Exercise Price      Life*         Outstanding    Exercise Price
-------------------    --------------- ---------------- ------------    --------------- ----------------
        $     8.38             17,000          $  8.38         0.83             17,000          $  8.38
       13.13-14.50            661,172            14.31         4.37            639,119            14.33
       15.62-18.50             21,694            17.72         5.21             21,694            17.72
             18.88            475,275            18.88         5.41            401,878            18.88
       19.19-22.00            124,734            20.14         5.20            116,068            20.02
                       --------------- ----------------                 --------------- ----------------
                            1,299,875          $ 16.52                       1,195,759          $ 16.39
                       =============== ================                 =============== ================

       *Average contractual life remaining in years

For purposes of providing the pro forma disclosures required under SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123," the fair value of stock options granted was estimated using the Black-Scholes option pricing model. There were no options granted during fiscal years 2003 and 2002. The per share weighted-average fair value of stock options granted during 2001 was $5.13 on the date of grant with the following weighted-average assumptions used for grants:

                                           September 30,
                                                2001
                                         -----------------

         Expected dividend yield...........     1.88%
         Risk-free interest rate...........     4.44%
         Expected lives....................  10 years
         Expected volatility...............       15%

Had compensation cost for the Company's stock-based plans been determined in accordance with SFAS No. 148, net income and earnings per share would have been reduced to the pro forma amounts indicated below. This pro forma net income reflects only options granted in the fiscal years 1997 through 2003. Therefore, the full impact of calculating compensation cost under SFAS No. 148 is not reflected in the pro-forma net income and earnings per share amounts.

                                                                       Years Ended September 30,
                                                                2003              2002             2001
                                                           ---------------- ----------------- ----------------
Net Income                      As reported.............      $ 24,280,000      $ 21,872,000     $ 17,984,000
                                Pro forma...............      $ 23,867,000      $ 21,201,000     $ 17,295,000

Basic earnings per share        As reported.............      $       2.58      $       2.36     $       1.92
                                Pro forma...............      $       2.54      $       2.29     $       1.85

Diluted earnings per share      As reported.............      $       2.45      $       2.25     $       1.87
                                Pro forma...............      $       2.41      $       2.18     $       1.80


(17)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND OTHER COMMITMENTS

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated financial statements. The contractual or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for the commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for instruments reflected in the consolidated financial statements.

                                                              Contractual or Notional
                                                                     Amount(s)
                                                                  September 30,
                                                               2003             2002
                                                          ---------------   --------------
                                                                   (In thousands)
 Financial instruments whose contract amounts
         represent credit risk, are as follows:
     Commitments to extend credit:
       Fixed-rate loans.................................     $  18,217        $  69,156
       Variable-rate loans..............................        29,987           41,824
     Mortgage loans sold with recourse...................       42,429           12,334
     Guarantees under IRB issues........................        29,525           36,581
     Standby letters of credit..........................        12,367            7,906
     Unused and open-ended lines of credit:
       Consumer.........................................       302,312          273,704
       Commercial.......................................        84,372           66,411


Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates of 45 days or less or other termination clauses and may require a fee. Fixed-rate loan commitments as of September 30, 2003 have interest rates ranging from 4.13% to 8.25%. Because some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent cash requirements. The Company evaluates the creditworthiness of each customer on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counterparty. The Company generally extends credit on a secured basis. Collateral obtained consists primarily of one- to four-family residences and other residential and commercial real estate.

Loans sold with recourse represent one- to four-family mortgage loans that are sold to secondary market agencies, primarily FNMA, with the servicing of these loans being retained by the Company. The Company receives a larger servicing spread on those loans being serviced then it would if the loans had been sold without recourse.

The Company has entered into agreements whereby, for an initial and annual fee, it will guarantee payment for an industrial development revenue bond issue ("IRB"). The IRBs are issued by municipalities to finance real estate owned by a third party. Potential loss on a guarantee is the notional amount of the guarantee less the value of the real estate collateral. At September 30, 2003, appraised values of the real estate collateral exceeded the amount of the guarantees.

Standby letters of credit are conditional commitments that the Company issues to guarantee the performance of a customer to a third-party. The guarantees frequently support public and private borrowing arrangements. The Company receives an initial and annual fee for the guarantee. The guarantees generally have a term of approximately one year and may be automatically renewable within a specified period of time. Potential loss on a guarantee is the notional amount of the guarantee less the value of the collateral. Since the conditions requiring the Company to fund letters of credit may not occur, the Company expects its future cash requirements to be less than the total outstanding commitments.

The unused and open consumer lines of credit are conditional commitments issued by the Company for extensions of credit such as home equity, auto, credit card or other similar consumer type financing. Furthermore, the unused and open commercial lines of credit are also conditional commitments issued by the Company for extensions of credit such as working capital, equipment or other similar commercial type financing. The credit risk involved in extending lines of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held for these commitments may include, but may not be limited to, real estate, investment securities, equipment, accounts receivable, inventory and Company deposits.

The Company's primary business activities include granting residential mortgage and consumer loans to customers located within the proximity of their branch locations, primarily within the State of Wisconsin. Approximately $119.8 million of commercial real estate and multi-family loans are outside Wisconsin as of September 30, 2003.

In the normal course of business, various legal proceedings involving the Company are pending. Management, based upon advice from legal counsel, does not anticipate any significant losses as a result of these actions.

The Company leases 15 offices under agreements which expire at various dates through August 2056, with ten leases having renewable options. Rent expense under these agreements totaled approximately $1.4 million, $1.4 million and $1.3 million for the years ended September 30, 2003, 2002 and 2001, respectively.

The future minimum rental commitments as of September 30, 2003 under these leases for the next five years and thereafter, are as follows:

     Years Ended September 30,                Amount
     -----------------------------------------------------
                                         (In thousands)

     2004...............................         $ 1,041
     2005...............................             653
     2006...............................             632
     2007...............................             621
     2008...............................             608
     2009 and thereafter................           8,563

(18)  FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No.
107), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are materially affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be interpreted to represent, the underlying value of the Company.

The following table presents the estimates of fair value of financial instruments at September 30, 2003:

-----------------------------------------------------------------------------------------------------------
                                                                                   Carrying       Fair
(In thousands)                                                                       Value        Value
-----------------------------------------------------------------------------------------------------------
Financial Assets:
    Cash and cash equivalents...................................................  $   39,739    $   39,739
    Debt and equity securities..................................................      72,956        72,956
    Mortgage-backed and related securities......................................     633,290       633,380
    Mortgage loans held for sale................................................      19,634        19,634
    Loans receivable............................................................   1,205,327     1,224,907
    Federal Home Loan Bank stock................................................     112,727       112,727

Financial Liabilities:
    Certificate accounts........................................................     629,055       641,029
    Other deposit accounts......................................................     722,488       722,488
    Advances and other borrowings...............................................     623,769       669,485

-----------------------------------------------------------------------------------------------------------
                                                                     Contractual
                                                                    or Notional    Carrying       Fair
(In thousands)                                                         Amount        Value        Value
-----------------------------------------------------------------------------------------------------------
Off-Balance Sheet Items:
    Commitments to extend credit...................................     $ 48,204           -        *
    Unused and open-ended lines of credit..........................      386,684           -        *

   *    Amount is not material.

The following table presents the estimates of fair value of financial instruments at September 30, 2002:

-----------------------------------------------------------------------------------------------------------
                                                                                   Carrying       Fair
(In thousands)                                                                       Value        Value
-----------------------------------------------------------------------------------------------------------
Financial Assets:
    Cash and cash equivalents...................................................  $   45,835    $   45,835
    Debt and equity securities..................................................      16,596        16,596
    Mortgage-backed and related securities......................................     708,826       709,898
    Mortgage loans held for sale................................................      65,006        65,006
    Loans receivable............................................................   1,257,466     1,280,121
    Federal Home Loan Bank stock................................................      90,784        90,784

Financial Liabilities:
    Certificate accounts........................................................     735,191       749,197
    Other deposit accounts......................................................     681,788       681,788
    Advances and other borrowings...............................................     642,063       697,065

-----------------------------------------------------------------------------------------------------------
                                                                     Contractual
                                                                    or Notional    Carrying       Fair
(In thousands)                                                         Amount        Value        Value
-----------------------------------------------------------------------------------------------------------
Off-Balance Sheet Items:
    Commitments to extend credit...................................     $110,980           -        *
    Unused and open-ended lines of credit..........................      340,115           -        *

   *    Amount is not material.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amounts reported in the statement of financial condition for cash and short-term instruments approximate those assets' fair values.

DEBT AND EQUITY AND MORTGAGE-BACKED AND RELATED SECURITIES: Fair values for debt and equity and mortgage-backed and related securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

MORTGAGE LOANS HELD FOR SALE: The fair values for mortgage loans held for sale are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

LOANS RECEIVABLE: For variable-rate mortgage loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for residential mortgage loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for commercial real estate loans, rental property mortgage loans, and consumer and other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FEDERAL HOME LOAN BANK STOCK: FHLB stock is carried at cost which is its redeemable (fair) value since the market for this stock is limited.

CERTIFICATE ACCOUNTS: The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit. In accordance with SFAS No. 107, the fair value of liabilities cannot be less than the carrying value.

OTHER DEPOSITS: The fair values disclosed for other deposits, which include interest and non-interest checking accounts, passbook accounts and money market accounts, are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying value amounts).

FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

OFF-BALANCE SHEET ITEMS: The fair value of the Company's off-balance sheet instruments are based on quoted market prices and fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the related counterparty.

The fair value estimates are presented for on-balance sheet financial instruments without attempting to estimate the value of the Company's long-term relationships with depositors and the benefit that results from low-cost funding provided by deposit liabilities.

(19)  SEGMENT INFORMATION

The Company's operations include four strategic business segments: Retail Banking, Commercial Banking, Mortgage Banking and Investments. Financial performance is primarily based on the individual segments direct contribution to Company net income. The Company's segments do not include the operations of the parent holding company, nor the operations of the Bank's operating subsidiaries. Capital is not allocated to the segments and thus net interest income related to the free funding associated with capital is not included in the individual segments. The Company only charges the segments with direct expenses. Costs associated with administrative and centralized back-office support areas of the Bank are not allocated to the segments. Income taxes are allocated to the segments based on the Bank's effective tax rate prior to the consolidation with its affordable housing subsidiary.

The Retail Banking segment consists of the Bank's retail deposits, branch and ATM network, consumer lending operations, annuity and brokerage services and call center. The segment includes a much higher level of interest-bearing liabilities than earning assets. The Company views this segment as a significant funding vehicle for the other lending segments. The Company's transfer pricing model has the effect of viewing this segment as a comparison to the cost of wholesale funds.

The Commercial Banking segment consists of the Bank's commercial, commercial real estate and multi-family lending operations. It also includes the lending aspects of the Company's affordable housing subsidiary.

The Mortgage Banking segment consists of the Bank's single-family mortgage lending operation. Single-family lending consists of three primary operations: portfolio lending, lending for sale in the secondary market and loan servicing.

The Investment segment consists of the Company's portfolio of mortgage-backed and related securities, its debt and equity securities and other short-term investments. This segment also includes the Company's wholesale sources of funding including FHLB advances, brokered certificates of deposits, reverse repurchase agreements and federal funds purchased.

------------------------------------- ------------- ------------- -------------- ------------- --------------
BUSINESS SEGMENTS                        Retail      Commercial     Mortgage                       Total
(In thousands)                          Banking       Banking        Banking     Investments     Segments
------------------------------------- ------------- ------------- -------------- ------------- --------------
Year ended September 30, 2003
Net interest income (expense).....       $  13,936     $  27,610     $    9,452     $ (8,056)    $   42,942
Provision for loan losses.........             153           145            364            -            662
Other operating income............          10,610         1,865         16,355        2,584         31,414
General and administrative expenses         24,020         3,709          6,360          756         34,845
Income tax expense (benefit)......             129         8,825          6,697       (2,145)        13,506
                                      ------------- ------------- -------------- ------------- --------------
Segment profit (loss).............       $     244     $  16,796     $   12,386     $ (4,083)    $   25,343
                                      ============= ============= ============== ============= ==============

Goodwill..........................       $  13,182     $       -     $        -     $      -     $   13,182
                                      ============= ============= ============== ============= ==============
Segment average assets............       $ 386,970     $ 676,667     $  225,191     $ 759,245    $2,048,073
                                      ============= ============= ============== ============= ==============


Year ended September 30, 2002
Net interest income (expense).....       $ 15,013      $  25,602     $    9,717     $ (2,103)    $   48,229
Provision for loan losses.........          1,386          1,804             99            -          3,289
Other operating income............          8,268          1,142          9,603        1,312         20,325
General and administrative expenses        22,880          3,522          5,358          781         32,541
Income tax expense (benefit)......           (343)         7,453          4,855         (547)        11,418
                                      ------------- ------------- -------------- ------------- --------------
Segment profit (loss).............       $   (643)     $  13,966     $    9,009     $ (1,025)    $   21,306
                                      ============= ============= ============== ============= ==============

Goodwill..........................       $  13,182     $       -     $        -     $       -    $   13,182
                                      ============= ============= ============== ============= ==============
Segment average assets............       $ 343,421     $ 673,008     $  270,857     $ 772,076    $2,059,362
                                      ============= ============= ============== ============= ==============

Year ended September 30, 2001
Net interest income...............       $  21,101     $  15,811     $    8,072     $   3,505    $   48,489
Provision for loan losses.........             886         4,145            496             -         5,527
Other operating income............           7,418         1,121          6,169           860        15,568
General and administrative expenses         21,532         2,908          4,318           946        29,704
Income tax expense................           1,938         3,138          3,003         1,086         9,165
                                      ------------- ------------- -------------- ------------- --------------
Segment profit....................       $   4,163     $   6,741     $    6,424     $   2,333    $   19,661
                                      ============= ============= ============== ============= ==============

Goodwill..........................       $  13,351     $       -     $        -     $       -    $   13,351
                                      ============= ============= ============== ============= ==============
Segment average assets............       $ 322,932     $ 599,661     $  391,391     $ 935,781    $2,249,765
                                      ============= ============= ============== ============= ==============


RECONCILEMENT OF SEGMENT INFORMATION TO FINANCIAL STATEMENTS
                                                                       Years Ended September 30,
                                                                2003             2002             2001
---------------------------------------------------------- --------------- ----------------- ----------------
                                                                            (In thousands)
NET INTEREST INCOME AND OTHER OPERATING INCOME
Total for segments.....................................       $   74,356        $   68,554       $   64,057
Unallocated transfer pricing credit (primarily on
capital)...............................................            5,369             8,886            8,191
Income from affordable housing subsidiary..............            3,649             3,190            3,026
Holding company interest expense.......................             (237)             (833)          (2,265)
Elimination of intercompany interest income............           (1,151)           (1,064)          (1,383)
Other..................................................            4,605             3,389            3,254
                                                           --------------- ----------------- ----------------
Consolidated total revenue.............................       $   86,591        $   82,122       $   74,880
                                                           =============== ================= ================

PROFIT
Total for segments.....................................       $   25,343        $   21,306       $   19,661
Unallocated transfer pricing credit (primarily on
capital)...............................................            3,221             5,332            4,915
Unallocated administrative and centralized support
  costs (a)............................................           (5,090)           (5,449)          (5,556)
Holding company net loss...............................             (975)           (1,096)          (1,887)
Elimination of intercompany interest income............             (691)             (638)            (830)
Affordable housing tax credits.........................            3,052             2,690            2,609
Other..................................................             (580)             (273)            (928)
                                                           --------------- ----------------- ----------------
Consolidated net income................................       $   24,280         $  21,872       $   17,984
                                                           =============== ================= ================

AVERAGE ASSETS
Total for segments.....................................       $2,048,073        $2,059,362       $2,249,765
Elimination of intercompany loans......................          (16,287)          (15,381)         (13,346)
Other assets not allocated.............................          201,715           161,747          117,518
                                                           --------------- ----------------- ----------------
Consolidated average assets............................       $2,233,501        $2,205,728       $2,353,937
                                                           =============== ================= ================

(a) After-tax effect of $8.5 million, $9.1 million and $9.3 million of general and administrative expenses for the years ended September 30, 2003, 2002 and 2001, respectively.


(20)  DERIVATIVE AND HEDGING ACTIVITIES

Effective October 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company utilizes derivative hedging instruments in the course of its asset/liability management. The hedging instruments primarily used by the Company are interest rate swap agreements which are used to convert fixed-rate payments or receipts to variable-rate payments or receipts and thus hedge the Company's fair market value of the item being hedged and certain forward loan sale commitments which hedge the change in fair value of loans held for sale. The items being hedged generally expose the Company to variability in fair value in rising or declining interest rate environments.

The Company's mortgage banking activities include the issuance of commitments to extend residential mortgage loans. When the loan is originated or purchased, it may be recorded as a mortgage loan held for sale. The loans held for sale are hedged with forward contracts and a fair value hedge is designated. The Company is in a short position with forward contracts, whereby the Company agrees to sell mortgage loans held for sale at a pre-established price at some future date, and in a long position with the mortgage loans held for sale. The hedging relationship is highly effective and hedges changes in the fair value of the mortgage loans held for sale due to interest rate changes. The change in fair value of mortgage loans held for sale is included in the consolidated statements of income in gain on sales of loans.

The Company measures the effectiveness of its hedges on a periodic basis. Any difference between the fair value change of the hedge versus the fair value change of the hedged item is considered to be the "ineffective" portion of the hedge. The ineffective portion of the hedge is recorded as an increase or decrease in the related income statement classification of the item being hedged. If the ineffectiveness of a hedge exceeds certain levels the derivative would no longer be eligible for hedge treatment and future changes in fair value of the derivative would be recorded in the statement of income.

The Company's commitments to originate mortgage loans held-for-sale and forward loan sale commitments are considered derivatives under the accounting standards. As such, the change in fair value of such commitments, are recorded as an adjustment to the gains on the sale of loans.

As of the adoption date of SFAS No. 133, the Company had two interest rate swap agreements that were not considered hedges under the accounting standard. Both agreements were terminated during the quarter ended December 31, 2001. The fair value of the agreements as of October 1, 2000 is included in the cumulative effect of an accounting change and the change in fair value during the quarter is included in securities gains (losses) in the income statement.

Upon adoption of SFAS No. 133, the Company recorded the cumulative effect of an accounting change in an amount equal to the accounting effects of the Statement as of the beginning of the fiscal year. The cumulative effect, net of taxes, was a decrease in net income of $84,000 for the year ended September 30, 2001.

During the years ended September 30, 2003 and 2002, the Company recorded the effects of the ineffectiveness of any hedge transaction as part of the income statement line item pertaining to each item. The individual changes in value resulted in an increase of $1,000 and $9,000 in interest expense on deposits for the years ended September 30, 2003 and 2002, respectively.


(21)  GOODWILL AND INTANGIBLE ASSETS

Effective October 1, 2001, the Company adopted Financial Accounting Statement 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment. As required under SFAS No. 142, the Company discontinued the amortization of goodwill with a net carrying value of $12.9 million at October 1, 2001 and annual amortization of approximately $1.2 million that resulted from business combinations prior to the adoption of SFAS No. 141. The Company evaluates goodwill for impairment at least annually. Impairment testing of goodwill was completed as of September 30, 2003 and 2002 and resulted in no impairment, therefore, goodwill has a net carrying value of $12.9 million at September 30, 2003.

Net income and earnings per share adjusted for the adoption of SFAS No. 142 is as follows:


                                                                       Years Ended September 30,
                                                            ------------------------------------------------
                                                                2003             2002             2001
                                                            --------------   --------------  ---------------
                                                                 (In thousands, except per share data)
Net income, as reported..................................        $ 24,280         $ 21,872         $ 17,984
Add back: Goodwill amortization, net of tax benefit......               -                -            1,030
                                                            --------------   --------------  ---------------
Adjusted net income......................................        $ 24,280         $ 21,872         $ 19,014
                                                            ==============   ==============  ===============

BASIC EARNINGS PER SHARE:
     Net income, as reported.............................        $   2.58         $   2.36         $   1.92
     Goodwill amortization, net of tax benefit...........               -                -             0.11
                                                            --------------   --------------  ---------------
     Adjusted net income.................................        $   2.58         $   2.36         $   2.03
                                                            ==============   ==============  ===============

DILUTED EARNINGS PER SHARE:
     Net income, as reported.............................        $   2.45         $   2.25         $   1.87
     Goodwill amortization, net of tax benefit...........               -                -             0.11
                                                            --------------   --------------  ---------------
     Adjusted net income.................................        $   2.45         $   2.25         $   1.98
                                                            ==============   ==============  ===============

In addition to goodwill, the Company's other intangible assets consist of mortgage servicing rights and other intangible assets from business combinations which are included in other assets on the consolidated balance sheet. Mortgage servicing rights are not subject to SFAS No. 142 but rather, are amortized over their expected life and subject to periodic impairment testing. The results for the years ended September 30, 2003 and 2002 include a $2.5 million and $3.1 million charge, respectively, related to impairment write-downs of the Company's mortgage servicing rights. The write-down was the result of an increase in forecasted prepayment speeds, which resulted primarily from the current lower interest rate environment. At September 30, 2003 and 2002 the valuation reserve totaled $5.6 million and $3.1 million, respectively.

The Company's other intangible assets resulted from the purchase of deposits. This acquisition did not meet the definition of a business combination under SFAS No. 147, "Acquisition of Certain Financial Institutions," therefore, it is not required to be accounted for in accordance with SFAS No. 141 and SFAS No.
142. Changes in the carrying value of capitalized mortgage servicing rights are summarized as follows:


                                                                         Years Ended September 30,
 (In thousands)                                                     2003            2002           2001
------------------------------------------------------------------------------------------------------------
Balance at beginning of year..................................     $   6,145        $  6,287       $  4,575
    Servicing rights capitalized..............................         8,061           4,926          3,086
    Amortization of servicing rights..........................        (2,774)         (1,968)        (1,374)
    Impairment of servicing rights............................        (2,475)         (3,100)            -
                                                                -------------   -------------  -------------
Balance at end of year........................................     $   8,957        $  6,145       $  6,287
                                                                =============   =============  =============
Market value at end of year...................................     $  10,420        $  6,496       $  6,963
                                                                =============   =============  =============
Intangible assets from business combinations, carrying and
   market value...............................................     $     415        $    460       $    460
                                                                =============   =============  =============

Amortization expense for the mortgage servicing rights asset are based on assumptions made during each reporting period. Such assumptions include, but are not limited to, the current level of interest rates and the forecast prepayment speeds as estimated by major mortgage dealers. Actual amortization expense is also affected by the amount of loans sold with servicing retained. At September 30, 2003, the Company services $870 million in mortgage loans for others, compared to $768.7 million at September 30, 2002. Intangible assets from business combinations are amortized on a straight-line method.

Actual amortization expense is as follows:


                                                                         Years Ended September 30,
 (In thousands)                                                       2003            2002           2001
------------------------------------------------------------------------------------------------------------
Amortization of mortgage servicing rights.....................      $  2,774       $  1,968       $  1,374
Amortization of intangible assets from business combinations..            45              -              -

The following table shows the future estimated amortization expense for originated mortgage servicing rights based on existing balances and the interest rate environment as of September 30, 2003. The Company's actual amortization expense in any given period may be significantly different from the estimated amounts displayed depending on changes in mortgage interest rates, estimated prepayment speeds, additional recognition of servicing on loans sold in the future and market conditions.

Estimated future amortization expense:

Years Ended September 30,                                        Amount
------------------------------------------------------------ ---------------
                                                             (In thousands)

2004....................................................           $  2,736
2005....................................................              1,403
2006....................................................              1,074
2007....................................................                821
2008....................................................                626
2009 and thereafter.....................................              2,297

(22) FINANCIAL INFORMATION OF ST. FRANCIS CAPITAL CORPORATION (PARENT ONLY)

                                    STATEMENTS OF FINANCIAL CONDITION

                                                                                      September 30,
(In thousands)                                                                     2003           2002
-----------------------------------------------------------------------------------------------------------
                                                  ASSETS
Cash, all with Bank...........................................................    $  1,715       $  2,713
Investment in subsidiary, at equity...........................................     192,654        190,703
Accrued interest receivable and other assets..................................          32             27
                                                                               -------------   ------------
      Total assets............................................................    $194,401       $193,443
                                                                               =============  =============

                                   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
    Advances and other borrowings.............................................    $      -       $ 14,000
    Accrued interest and other liabilities....................................         357            362
                                                                               -------------  -------------
      Total liabilities.......................................................         357         14,362
                                                                               -------------  -------------

Shareholders' equity:
    Common stock..............................................................         146            146
    Additional paid-in capital................................................      89,897         89,324
    Retained earnings, substantially restricted...............................     177,030        160,494
    Accumulated other comprehensive income (loss).............................      (2,267)         1,632
    Treasury stock, at cost...................................................     (70,762)       (72,515)
                                                                               -------------   ------------
      Total shareholders' equity..............................................     194,044        179,081
                                                                               -------------  -------------
      Total liabilities and shareholders' equity..............................    $194,401       $193,443
                                                                               =============  =============


                                           STATEMENTS OF INCOME

                                                                        Years Ended September 30,
(In thousands)                                                     2003            2002           2001
------------------------------------------------------------------------------------------------------------
Dividends received from Bank.................................     $ 20,000        $ 26,000        $ 12,000
Interest and other dividend income...........................           24              44              84
Other income.................................................           14               -               -
Interest expense on advances and other borrowings............         (237)           (833)         (2,266)
General and administrative expenses..........................       (1,158)           (897)           (721)
                                                               -------------   -------------  --------------
    Income before income tax expense and equity in
      undistributed earnings of subsidiary....................      18,643          24,314           9,097
Income tax benefit...........................................         (382)           (590)         (1,016)
                                                               -------------   -------------  --------------
    Income before equity in undistributed earnings of
      subsidiary..............................................      19,025          24,904          10,113
Equity in undistributed earnings of subsidiary...............        5,255          (3,032)          7,871
                                                               -------------   -------------  --------------
Net income...................................................     $ 24,280        $ 21,872        $ 17,984
                                                               =============   =============  ==============

                                        STATEMENTS OF CASH FLOWS

                                                                      Years Ended September 30,
(In thousands)                                                   2003            2002           2001
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income.................................................    $ 24,280        $ 21,872        $ 17,984
Adjustments to reconcile net income to cash provided
by operations:
    Equity in undistributed earnings of subsidiary..........     (5,255)          3,032          (7,871)
    Decrease in liabilities.................................         (4)           (137)           (116)
    Other, net..............................................       (601)           (291)            (26)
                                                             -------------   -------------  --------------
Cash provided by operations................................      18,420          24,476           9,971
                                                             -------------   -------------  --------------

Cash flows from financing activities:
Stock option transactions..................................       2,111           2,477             427
Proceeds from advances and other borrowings................      16,000          54,000         125,000
Repayments from advances and other borrowings..............     (30,000)        (76,000)       (125,000)
Purchase of treasury stock.................................           -            (679)         (5,166)
Dividends paid.............................................      (7,529)         (5,559)         (3,753)
                                                             -------------   -------------  --------------
Cash used in financing activities..........................     (19,418)        (25,761)         (8,492)
                                                             -------------   -------------  --------------

Increase (decrease) in cash................................        (998)         (1,285)          1,479
Cash at beginning of year..................................       2,713           3,998           2,519
                                                             -------------   -------------  --------------
Cash at end of year........................................    $  1,715        $  2,713        $  3,998
                                                             =============   =============  ==============

(23)  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)


                                                           For the quarter ended,
                              ---------------------------------------------------------------------------------
                               Sep 30,   Jun 30,   Mar 31,   Dec 31,    Sep 30,   Jun 30,   Mar 31,   Dec 31,
                                2003      2003      2003      2002       2002      2002      2002      2001
                              ---------------------------------------------------------------------------------
                                           (In thousands, except per share data and market prices)
Interest and dividend income    $24,227   $25,196   $25,666   $28,409    $29,822   $30,636   $29,976   $32,711
Interest expense............     13,180    13,435    14,001    15,164     15,765    16,249    16,734    18,671
                              ---------------------------------------------------------------------------------
Net interest income........      11,047    11,761    11,665    13,245     14,057    14,387    13,242    14,040
Provision for loan losses..          25        84       172       381        556       913       909       911
                              ---------------------------------------------------------------------------------
Net interest income after
     provision for loan
     losses................      11,022    11,677    11,493    12,864     13,501    13,474    12,333    13,129
Securities gains (losses)...        (61)    1,301     1,166       178        256       322       677        57
Gain on sales of loans held
     for sale, net.........       2,881     5,858     5,634     4,942      5,201     2,273     2,074     3,203
Other operating income.....       6,139     3,900     3,691     3,244      1,911     2,690     3,602     4,130
                              ---------------------------------------------------------------------------------

Total other operating income      8,959    11,059    10,491     8,364      7,368     5,285     6,353     7,390
General and administrative
     expenses...............     12,592    13,337    13,152    12,759     12,272    11,912    11,967    11,943
                              ---------------------------------------------------------------------------------
Income before income tax
     expense...............       7,389     9,399     8,832     8,469      8,597     6,847     6,719     8,576
Income tax expense.........       2,000     2,878     2,540     2,391      2,710     1,783     1,792     2,582
                              ---------------------------------------------------------------------------------
Net income.................     $ 5,389   $ 6,521   $ 6,292   $ 6,078    $ 5,887   $ 5,064   $ 4,927   $ 5,994
                              =================================================================================



Basic earnings per share: (1)   $  0.57   $  0.69   $  0.67   $  0.65    $  0.63   $  0.55   $  0.53   $  0.65
Diluted earnings per share:
(2).........................    $  0.54   $  0.66   $  0.64   $  0.62    $  0.60   $  0.52   $  0.51   $  0.62

Weighted average shares -
basic.......................  9,474,342 9,420,265 9,391,722 9,361,366  9,348,097 9,291,005 9,229,437 9,179,274
Weighted average shares -
diluted..................... 10,067,476 9,927,120 9,820,376 9,788,694  9,796,911 9,785,807 9,694,565 9,621,097

Market Information:
     High..................     $ 31.55   $ 29.61   $ 25.01   $ 24.15    $ 25.09   $ 25.20   $ 23.71   $ 23.13
     Low...................       29.44     22.70     22.80     20.88      20.51     22.12     22.00     20.25
     Close.................       29.44     29.07     22.83     23.42      23.01     24.79     23.71     23.13

------------------------------

(1) Basic earnings per share of common stock have been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding during the period.

(2) Diluted earnings per share of common stock have been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding during the period adjusted for the dilutive effect of outstanding stock options.

On October 24, 2003, the Company declared a dividend of $0.06 per share on the Company's common stock for the quarter ended September 30, 2003. The dividend was payable on November 20, 2003 to shareholders of record as of November 10, 2003.

         (c) Exhibits:

         2.1 Agreement and Plan of Reorganization by and among MAF Bancorp, Inc. and St. Francis Capital Corporation dated as of May 20, 2003 (Incorporated herein by reference to Exhibit 2.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on May 21,
                  2003).

         23.1     Consent of KPMG LLP.

         99.1     Press Release dated December 1, 2003.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               MAF BANCORP, INC.


                                               By:  /s/ Jerry A. Weberling
                                                    ----------------------------
                                                    Jerry A. Weberling
                                                    Executive Vice President and
                                                     Chief Financial Officer

Date:  December 3, 2003

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------

Exhibit 2.1       Agreement and Plan of Reorganization by and among MAF
                  Bancorp, Inc. and St. Francis Capital Corporation dated as of May 20, 2003 (Incorporated herein by reference to Exhibit 2.1 to MAF Bancorp, Inc.'s Current Report on Form 8-K filed on May 21, 2003).

Exhibit 23.1      Consent of KPMG LLP.

Exhibit 99.1      Press Release dated December 1, 2003.